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                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                           NEW YORK, NEW YORK  10017
                                 (212) 450-4000


                                                               March 19, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

        We hereby represent that the Post-Effective Amendments to the registered unit investment trusts described in Exhibit A attached hereto do not contain disclosures which would render them ineligible to become effective pursuant to Rule 485(b) under the Securities Act of 1933.

                                                        Very truly yours,

                                                        Davis Polk & Wardwell

Attachment

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                                   EXHIBIT A
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                                                                       1933 ACT   1940 ACT
FUND NAME                                                      CIK     FILE NO.   FILE NO.
---------                                                      ---     --------   --------



DEFINED ASSET FUNDS-MITF AMT MPS-17                           877292   33-43359   811-1777


DEFINED ASSET FUNDS-- EIF S&P 500 TRUST 2/S&P MIDCAP          882432   33-44844   811-3044


DEFINED ASSET FUNDS- MPUSTS-24 DAF                            893118   33-60597   811-2810


DEFINED ASSET FUNDS-CONCEPT SERIES HEALTH CARE TRUST II DAF   903650   33-53669   811-3044


DEFINED ASSET FUNDS-IS-22 DAF                                 895583   33-49833   811-2295


DEFINED ASSET FUNDS- IS-199 DAF                               803884   33-51321   811-1777
DEFINED ASSET FUNDS- IS-216 DAF                               804011   33-56493   811-1777
DEFINED ASSET FUNDS- IS-217 DAF                               804012   33-56845   811-1777


DEFINED ASSET FUNDS-CIF ITS-33                                791021   33-44587   811-2295


DEFINED ASSET FUNDS-MITF ITS-143                              781387   33-31857   811-1777

DEFINED ASSET FUNDS-MITF MPS-514                              803721   33-43631   811-1777
DEFINED ASSET FUNDS- MPS-535 DAF                              892757   33-50765   811-1777
DEFINED ASSET FUNDS- MPS-536 DAF                              892758   33-51197   811-1777
DEFINED ASSET FUNDS- MPS-553 DAF                              924289   33-56713

DEFINED ASSET FUNDS-MITF MSS-25                               892850   33-49271   811-1777
DEFINED ASSET FUNDS- MSS-79 DAF                               924258   33-56691   811-1777
DEFINED ASSET FUNDS- MSS-99 DAF                               924288   33-62961   811-1777
DEFINED ASSET FUNDS-MITF MSS 9S                               868190   33-44311   811-1777
DEFINED ASSET FUNDS-MITF MSS 9T                               868191   33-44742   811-1777


DEFINED ASSET FUNDS-SZUSTS Provident Mutual Series A          786284   33-02455   811-4541


DEFINED ASSET FUNDS-NYIS                                      934672   33-57089   811-2537


DEFINED ASSET FUNDS- ML-SUSTS Monarch A-K                     740833   2-89536    811-3965

TOTAL:   22 FUNDS

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